UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 1, 2017

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07
Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders was held on March 1, 2017. Four proposals were before the meeting:
●
Elect eight directors to serve until the 2018 Annual Meeting of Stockholders;
●
Advisory vote to approve the compensation of our named executive officers (Say-on-Pay);
●
Advisory vote on the frequency of the Say-on-Pay vote;
●
Advisory vote to confirm the selection of PricewaterhouseCoopers LLP as PTC’s independent registered public accounting firm for the current fiscal year.

The votes with respect to the proposals are set forth below.

Elect Seven Directors to Serve until the 2018 Annual Meeting of Stockholders
	For	Withheld	Broker Non-Votes
Janice Chaffin	101,095,606	230,828	5,497,446
Phillip Fernandez	101,071,885	254,549	5,497,446
Donald Grierson	99,410,593	1,915,841	5,497,446
James Heppelmann	101,084,326	242,108	5,497,446
Klaus Hoehn	101,086,487	239,947	5,497,446
Paul Lacy	100,348,280	978,154	5,497,446
Robert Schechter	100,572,932	753,502	5,497,446
Renato Zambonini	100,692,971	633,463	5,497,446

Advisory Vote to Approve the Compensation of Our Named Executive Officers (Say-on-Pay).
For	Against	Abstain	Broker Non-Votes
97,496,016	3,329,293	501,125	5,497,446

Advisory vote on the frequency of the Say-on-Pay vote.
1 Year	2 Years	3 Years	Abstain
91,296,008	11,447	9,906,081	112,898

Advisory Vote to Confirm the Selection of PricewaterhouseCoopers LLP as PTC’s Independent Registered Public Accounting Firm for the Current Fiscal Year.
For	Against	Abstain	Broker Non-Votes
104,426,028	2,322,245	75,607	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: March 1, 2017	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
General Counsel & Secretary